UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	May 5, 2008

AFTERMARKET TECHNOLOGY CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-21803	95-4486486
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 Opus Place, Suite 600, Downers Grove, Illinois	60515
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(630) 271-8100

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On May 5, 2008, the Board of Directors of Aftermarket Technology Corp. promoted Todd R. Peters from Vice President and Chief Financial Officer to President and Chief Operating Officer.

In connection with his new position, Mr. Peters’ compensation has been changed as follows:

•	Base annual salary increases from $344,500 to $378,000;
•	Target cash bonus under our annual incentive compensation plan increases from 60.0% of base salary to 70.0% of base salary (pro rated for 2008); and
•	Target cash bonus under our long-term incentive plan increases from 37.5% of base salary to 45.0% of base salary.

Information concerning Mr. Peters’ background is set forth in Item 10 “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers” of our Annual Report on Form 10-K for the year ended December 31, 2007, which was filed with the Securities and Exchange Commission on February 28, 2008.

Donald T. Johnson, Jr. will continue to serve as Chairman of the Board of Directors and Chief Executive Officer of Aftermarket Technology Corp.

Appointment of Acting Chief Financial Officer

John M. Pinkerton, our Vice President and Controller, will act in the capacity of Chief Financial Officer while we initiate a process to evaluate both internal and external candidates to permanently fill the position of Chief Financial Officer.  Information concerning Mr. Pinkerton’s background is set forth in Item 10 “Directors, Executive Officers and Corporate Governance—Directors and Executive Officers” of our Annual Report on Form 10-K for the year ended December 31, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 13, 2008	AFTERMARKET TECHNOLOGY CORP.
	By:	/s/ Joseph Salamunovich
Title: Vice President